Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Monday, February 1, 2010
Gannett Co., Inc. Reports Fourth Quarter and Full Year Results
Earnings per Diluted Share of $0.56; Non-GAAP Earnings per Diluted Share of $0.72
Operating Cash Flow was $363.1 million
McLEAN, VA — Gannett Co., Inc. (NYSE: GCI) reported today that earnings per diluted share for the fourth quarter of 2009 were $0.56 compared to a loss per share of $20.65 for the fourth quarter of 2008. Results for both quarters included special items as noted below. Excluding these items, earnings per diluted share for the fourth quarter of 2009 were $0.72. On a comparable basis, earnings per diluted share for the fourth quarter of 2008 were $0.85.
Results for the fourth quarter of 2009 include $50.1 million of non-cash charges associated primarily with facility consolidations and asset impairments ($36.3 million after-tax or $0.15 per share) and $3.4 million in pre-tax costs due to workforce restructuring ($2.2 million after-tax or $0.01 per share). Results for the fourth quarter of 2008 included $5.6 billion in non-cash charges related to the impairment of goodwill, other intangible assets, property, plant and equipment and certain other assets ($4.9 billion after-tax or $21.34 per share) and $56.0 million in pre-tax workforce restructuring expenses ($36.1 million after-tax or $0.16 per share).
Details of these special items and their effect on results are included on the Statements of Income, Business Segment Information and Non-GAAP Financial Information schedules which follow.
“As the year progressed, we continuously showed improvements in revenue comparisons and in the permanent restructure of our cost base, culminating in a strong finish to the year. These operating improvements, together with a number of strategic financing actions this year, led to a significant strengthening of our balance sheet. We reduced debt by approximately $250 million in the quarter and by $755 million for the full year. As a result, our debt leverage ratio was reduced substantially to 2.6 times, well below the 3.5 times ceiling,” said Craig Dubow, chairman, president and chief executive officer. “Advertising demand firmed with the stabilization of the economies of the U.S. and UK. Our fourth quarter revenue comparisons were the best of the year with sequential improvement during the quarter. Numerous efforts to consolidate and centralize operations along with lower newsprint expense resulted in significantly lower costs. This enabled us to generate higher year-over-year pre-tax income, after adjusting for special items, despite lower revenues including the relative absence of political spending. As our fourth quarter results reflect, we are much stronger and well positioned as we move into 2010.”
The company’s pre-tax income, excluding special items, rose about 1 percent to $272.3 million in the fourth quarter. Reduced expenses, excluding special items, outpaced the decline in revenues in the quarter. Operating cash flow (defined as operating income plus depreciation, amortization and other non-cash facility consolidation and asset impairment charges) was $363.1 million compared to $327.6 million in the fourth quarter last year. Operating cash flow for the fourth quarter of 2008 reflected $56.0 million of workforce restructuring charges compared with just $3.4 million of such charges in the fourth quarter of 2009. Absent the workforce restructuring charges, operating cash flow was $17.1 million or 4.4 percent lower from the 2008 level. This lower level of operating cash flow primarily reflects significantly reduced
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political ad spending in 2009 — $47.5 million lower than in 2008. Net income attributable to Gannett was $133.6 million while net income attributable to Gannett adjusted for special items was $172.1 million.
Total reported operating revenues for the company were $1.5 billion in the fourth quarter compared to $1.7 billion in the fourth quarter of 2008, a decline of 14.4 percent. The company exited a commercial printing business in the second quarter of 2009 that generated revenue of approximately $17.5 million in the fourth quarter last year. Therefore, on a pro forma basis, total revenue was 13.5 percent lower. The trend toward stabilization of the U.S. and UK economies resulted in more favorable advertising demand in the quarter as revenue comparisons, although still lagging last year, improved relative to previous quarters this year. Pro forma year-over-year operating revenue comparisons for the fourth quarter were the strongest of the year and were almost 9 percentage points better than the third quarter. December closed on a strong note with total revenue just 3.9 percent lower on a pro forma basis.
Reported operating expenses totaled $1.2 billion, 82.4 percent lower compared to the same quarter a year ago due primarily to the non-cash impairment charges in the fourth quarter of 2008. On a pro forma basis and excluding special items in both quarters, operating expenses were 16.2 percent lower reflecting the impact of facility consolidations and efficiency efforts in this and previous quarters and sharply lower newsprint expense.
Average diluted shares outstanding in the fourth quarter totaled 239,598,000.
Total reported operating revenues for the full year were $5.6 billion compared to $6.8 billion in 2008, a decline of 17.1 percent. Lower operating revenues reflect the impact of very weak economic conditions on advertising demand across all of our business segments. The near absence of Olympic and political advertising that totaled approximately $118 million in the Broadcasting segment in 2008 was partially offset by the positive impact of the consolidation of CareerBuilder and ShopLocal in the Digital segment. On a pro forma basis operating revenues declined 21.2 percent. Pro forma operating expenses, excluding special items, were 18.5 percent lower due to numerous cost efficiency efforts, facility consolidations and sharply lower newsprint expense. Operating cash flow totaled $1.1 billion. Pre-tax income adjusted for special items was $692.6 million and adjusted net income attributable to Gannett was $441.6 million.
PUBLISHING
Operating income for the publishing segment, excluding the special items from both years, was $219.1 million in the fourth quarter of 2009, 5.5 percent higher than in 2008. Publishing segment operating cash flow was $252.9 million, an increase of 20.5 percent, reflecting the impact of lower expenses, the moderating decline in operating revenues and approximately $40 million less in workforce restructuring expenses from amounts recorded in the fourth quarter of 2008. Excluding the workforce restructuring expense from both years, operating cash flow was $256.3 million in the fourth quarter, 1.3 percent higher than year-ago levels.
Publishing segment operating revenues were $1.1 billion for the quarter compared to $1.4 billion in the fourth quarter in 2008, a decline of 15.4 percent. Absent the effect of the commercial printing business we exited at the end of the second quarter, publishing revenues would have been 14.3 percent lower. Sequential improvement within the quarter for all advertising categories resulted in the best year-over-year comparisons. This was driven mainly by national and classified, both of which improved 15 percentage points from third quarter comparisons. Total publishing revenue comparisons were almost 8 percentage points better in the fourth quarter relative to the third quarter.
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Advertising revenues totaled $790.8 million compared to $963.4 million for the fourth quarter last year, a 17.9 percent decline. In the U.S., advertising revenues declined 18.0 percent. At Newsquest, our operations in the UK, ad revenues were 17.9 percent lower, in pounds. Overall, advertising revenue comparisons for the fourth quarter were better than for the first three quarters in both the U.S. and the UK. In December, advertising revenues were down 9.8 percent, the smallest decline of any month in the year.
Ad revenue percentage changes on a constant currency basis for the retail, national and classified categories for the publishing segment including domestic publishing and Newsquest (in pounds) for the quarter were as follows:

	Fourth Quarter 2009 Year-over-Year Comparisons
			Total
			Publishing
	U.S. Publishing	Newsquest	Segment
	(including USA TODAY)	(in pounds)	(constant currency)
Retail	(19.0%)	(11.2%)	(18.4%)
National	(10.4%)	(3.0%)	(10.0%)
Classified	(21.8%)	(23.5%)	(22.3%)

	(18.0%)	(17.9%)	(18.0%)
Classified revenues were 21.9 percent lower in the quarter reflecting declines of 21.8 percent in the U.S. and 23.5 percent, in pounds, at Newsquest. Automotive, employment, and real estate were down 18.2 percent, 38.1 percent, and 23.8 percent, respectively. Fourth quarter year-over-year classified comparisons improved 15 percentage points compared to the third quarter of 2009 and were the best of the year led primarily by the automotive and employment categories. In U.S. Community Publishing, the year-over-year comparisons were 12 percentage points better than third quarter comparisons. At Newsquest, in pounds, fourth quarter comparisons improved over 11 percentage points versus third quarter comparisons, driven by a steady improvement in real estate classified.
On a constant currency basis, the percentage changes in the classified categories in total for domestic publishing and Newsquest for the fourth quarter of 2009 were as follows:

	Fourth Quarter 2009 Year-over-Year Comparisons
			Total
			Publishing
	U.S.	Newsquest	Segment
	Publishing	(in pounds)	(constant currency)
Automotive	(16.7%)	(26.9%)	(18.5%)
Employment	(38.3%)	(38.5%)	(38.4%)
Real Estate	(28.4%)	(9.4%)	(24.0%)
Legal	14.5%	—	14.5%
Other	(16.9%)	(13.6%)	(15.9%)

	(21.8%)	(23.5%)	(22.3%)
National advertising demand was impacted by weakness in the economy overall. For USA TODAY, growth in several categories including telecommunications, packaged goods, credit cards and home and building was more than offset by weakness in the travel, financial and retail categories. Paid advertising pages totaled 705 compared with 788 in last year’s fourth quarter. However, in
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December, national advertising was 8.7 percent higher than in 2008 driven by strong ad demand at USA WEEKEND and U.S. Community Publishing.
Reported operating expenses in the fourth quarter totaled $950.0 million. Operating expenses on a pro forma basis and excluding special items in both quarters in 2009 and 2008, declined 18.0 percent. This significant reduction reflects the impact of numerous efficiency efforts including centralization and facility consolidations in this quarter and previous quarters as well as sharply lower newsprint expense. Pro forma newsprint expense was 50.1 percent lower in the quarter resulting from significantly lower newsprint usage prices and a decline in consumption. We expect favorable newsprint comparisons to continue through at least the early part of 2010.
BROADCASTING
Operating income in Broadcasting, excluding special items in both quarters, was $79.2 million in the fourth quarter 2009 compared to $98.0 million, an $18.8 million decline despite the relative absence of $58.1 million in political advertising.
Broadcasting revenues (which include Captivate) were $183.2 million in the quarter down 13.9 percent compared to the fourth quarter of 2008. Solid growth in several advertising categories in the fourth quarter, an almost three-fold increase in retransmission revenues and strong revenue growth at Captivate, partially offset the relative absence of political advertising that benefited the fourth quarter last year.
Television revenues totaled $174.5 million compared to $205.6 million in the fourth quarter last year reflecting $47.5 million lower politically related ad demand. Revenues, excluding political, were up 11.1 percent. The increase was driven by double digit growth in the medical and media categories. Retail, the largest category in the quarter, was up in the low-single digits. The automotive category was down in the mid-single digits, but a significant year-over-year improvement versus prior quarters of the year. Based on current trends, we expect the percentage increase in television revenues to be in the very high single digits for the first quarter of 2010 compared to the first quarter of 2009. This is due in part to ad spending related to the Winter Olympic Games on our NBC affiliates.
Operating expenses for the broadcasting segment totaled $104.5 million in the fourth quarter of 2009 compared to $127.4 million a year ago. Excluding special items in both quarters, operating expenses were down 9.4 percent reflecting efficiencies and strong cost controls. Operating cash flow was $87.6 million in the quarter.
DIGITAL
The digital segment includes results for CareerBuilder, PointRoll, ShopLocal, Planet Discover, Schedule Star and Ripple6. Results for CareerBuilder and ShopLocal were initially consolidated in the third quarter of 2008 when the company acquired ShopLocal and controlling interest in CareerBuilder. Ripple6 was acquired in November 2008. Results for PointRoll, Planet Discover and Schedule Star, which had been previously included in the publishing segment, have been reclassified to the digital segment for prior periods.
Digital operating revenues totaled $157.7 million in the quarter and were 7.2 percent lower compared with $169.9 million in 2008. This reflects primarily softer employment advertising demand that impacted CareerBuilder’s results offset partially by significant revenue increases at PointRoll and
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ShopLocal. Operating expenses excluding special items were $131.7 million, 8.4 percent lower than last year on a comparable basis. Operating expenses for the Digital segment also include costs accrued for an employee incentive compensation plan tied to the performance of certain digital businesses. Absent special items and the incentive plan compensation charge, Digital expenses would have been down more than 10 percent while the percentage increases in Digital operating income and Digital operating cash flow would have been in the high teens and high single digits, respectively.
Digital revenues company-wide including the Digital Segment and all digital revenues generated by the other business segments were $246.4 million for the quarter, almost 17 percent of total operating revenues. For the full year, total digital revenue was over $925 million, approximately 16.5 percent of total operating revenues.
NON-OPERATING ITEMS
The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures. Full year equity earnings also included the company’s equity share of results for CareerBuilder for the first eight months of 2008, before the company acquired controlling interest and began consolidating its results.
Equity income in unconsolidated investees totaled $4.1 million for the fourth quarter this year versus a loss of $116.1 million last year. Excluding special items, equity income was $8.0 million versus $3.6 million in last year’s fourth quarter. The substantial increase primarily reflects improved results for certain digital investments.
Interest expense was $44.8 million compared to $51.5 million for the fourth quarter last year. This reflects a significantly lower average debt balance offset partially by a slightly higher average interest rate due to new debt issuances during the year. We reduced total debt by approximately $250 million during the fourth quarter and approximately $755 million for the year. At the end of the 2009 fiscal year, our senior leverage ratio was 2.63 times, well within the ceiling of 3.5 times designated by our only financial covenant.
Excluding the impact of special items from both years, the company’s effective tax rate for the fourth quarter was 35 percent for 2009 and 25 percent for 2008. The lower rate in 2008 reflected the benefit of several favorable state settlements and the release of certain state reserves upon the expiration of statutes of limitation.
At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In December, Gannett’s consolidated domestic Internet audience share was 25.9 million unique visitors reaching 12.6 percent of the Internet audience, according to Comscore Media Metrix. Newsquest is also an Internet leader in the UK where its network of Web sites attracted over 66 million monthly page impressions from approximately 6.7 million unique users. CareerBuilder’s unique visitors in December totaled 17.9 million.
In the first quarter of 2009, Gannett adopted Statement of Financial Accounting Standards No. 160 (FAS 160), “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (as subsequently codified in Accounting Standards Codification Topic 810). FAS 160 affected primarily the company’s reporting of the 49.2 percent noncontrolling interest in CareerBuilder. Previously the company presented this minority interest in “Other non-operating items” in the Condensed
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Consolidated Statements of Income. Under FAS 160, “Net income” in the Condensed Consolidated Statements of Income reflects 100 percent of CareerBuilder results, as the company holds the controlling interest. “Net income” is subsequently adjusted to remove the noncontrolling (minority) interest to arrive at “Net income attributable to Gannett Co., Inc.” While this presentation is different than previously required by GAAP, the final net income results attributable to the company are the same under FAS 160 as they would have been under the previous reporting method.
* * * *
All references in this release to “pro forma” or “comparable” results and “operating cash flow” are to non-GAAP financial measures. Management believes that use of these measures allow investors and management to measure, analyze and compare the company’s results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the company’s consolidated statements of income is attached.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company’s Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-293-6979 and international callers should dial 719-457-2665 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 4260300. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 4260300. Materials related to the call will be available through the Investor Relations section of the company’s Web site Monday morning.
Gannett Co., Inc. (NYSE: GCI) is an international news and information company operating on multiple platforms including the Internet, mobile, newspapers, magazines and TV stations. Gannett is an Internet leader with hundreds of newspaper and TV Web sites; CareerBuilder.com, the nation’s top employment site; USATODAY.com; and more than 80 local MomsLikeMe.com sites. Gannett publishes 84 daily U.S. newspapers, including USA TODAY, the nation’s largest-selling daily newspaper, and more than 700 magazines and other non-dailies including USA WEEKEND. Gannett also operates 23 television stations in 19 U.S. markets. Gannett subsidiary Newsquest is the United Kingdom’s second largest regional newspaper company with 17 daily paid-for titles, more than 200 weekly newspapers, magazines and trade publications, and a network of Web sites.
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact: Jeffrey Heinz Director, Investor Relations 703-854-6917 jheinz@gannett.com	For media inquiries, contact: Robin Pence Vice President of Corporate Communications 703-854-6049 rpence@gannett.com
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CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Thirteen weeks	Thirteen weeks
	ended	ended	% Inc
	Dec. 27, 2009	Dec. 28, 2008	(Dec)
Net Operating Revenues:
Publishing advertising	$790,823	$963,398	(17.9)
Publishing circulation	290,285	302,487	(4.0)
Digital	157,705	169,883	(7.2)
Broadcasting	183,171	212,785	(13.9)
All other	63,355	86,929	(27.1)

Total	1,485,339	1,735,482	(14.4)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	801,484	1,052,685	(23.9)
Selling, general and administrative expenses, exclusive of depreciation	320,720	355,207	(9.7)
Depreciation	49,391	58,594	(15.7)
Amortization of intangible assets	8,208	9,373	(12.4)
Facility consolidation and asset impairment charges	46,265	5,474,544	(99.2)

Total	1,226,068	6,950,403	(82.4)

Operating income (loss)	259,271	(5,214,921)	***

Non-operating (expense) income:
Equity income (loss) in unconsolidated investees, net	4,150	(116,088)	***
Interest expense	(44,799)	(51,537)	(13.1)
Other non-operating items	190	1,088	(82.5)

Total	(40,459)	(166,537)	(75.7)

Income (loss) before income taxes	218,812	(5,381,458)	***
Provision (benefit) for income taxes	77,700	(680,600)	***

Net income (loss)	141,112	(4,700,858)	***
Net income (loss) attributable to noncontrolling interest	(7,510)	(5,786)	29.8

Net income (loss) attributable to Gannett Co., Inc.	$133,602	$(4,706,644)	***

Earnings (loss) per share — basic	$0.57	$(20.65)	***

Earnings (loss) per share — diluted	$0.56	$(20.65)	***

Dividends per share	$0.04	$0.40	(90.0)

Results for both periods include special items (non-cash facility consolidation/asset impairment charges and workforce restructuring costs) that are detailed more fully in the Non-GAAP Financial Information section. The tables below present comparisons of key elements of the Condensed Consolidated Statements of Income (Loss) excluding these items.

Operating income (loss) as reported (GAAP basis)	$259,271	$(5,214,921)	***
Special items	49,626	5,530,511	(99.1)

Adjusted operating income (Non-GAAP basis)	$308,897	$315,590	(2.1)

Income (loss) before income taxes as reported (GAAP basis)	$218,812	$(5,381,458)	***
Special items	53,490	5,651,460	(99.1)

Adjusted income before income taxes (Non-GAAP basis)	$272,302	$270,002	0.9

Net income (loss) attributable to Gannett Co., Inc. as reported (GAAP basis)	$133,602	$(4,706,644)	***
Special items	38,490	4,900,732	(99.2)

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$172,092	$194,088	(11.3)

Diluted earnings (loss) per share as reported (GAAP basis)	$0.56	$(20.65)	***
Special items	0.16	21.50	(99.3)

Adjusted diluted earnings per share (Non-GAAP basis)	$0.72	$0.85	(15.3)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Fifty-two	Fifty-two
	weeks ended	weeks ended	% Inc
	Dec. 27, 2009	Dec. 28, 2008	(Dec)
Net Operating Revenues:
Publishing advertising	$2,966,301	$4,145,592	(28.4)
Publishing circulation	1,166,984	1,216,637	(4.1)
Digital	586,174	281,378	***
Broadcasting	631,085	772,533	(18.3)
All other	262,449	351,510	(25.3)

Total	5,612,993	6,767,650	(17.1)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	3,304,784	4,012,727	(17.6)
Selling, general and administrative expenses, exclusive of depreciation	1,207,313	1,277,962	(5.5)
Depreciation	209,826	230,987	(9.2)
Amortization of intangible assets	32,983	31,211	5.7
Facility consolidation and asset impairment charges	132,904	7,976,418	(98.3)

Total	4,887,810	13,529,305	(63.9)

Operating income (loss)	725,183	(6,761,655)	***

Non-operating (expense) income:
Equity income (loss) in unconsolidated investees, net	3,927	(374,925)	***
Interest expense	(175,748)	(190,845)	(7.9)
Other non-operating items	22,799	28,430	(19.8)

Total	(149,022)	(537,340)	(72.3)

Income (loss) before income taxes	576,161	(7,298,995)	***
Provision (benefit) for income taxes	193,800	(658,400)	***

Net income (loss)	382,361	(6,640,595)	***
Net income attributable to noncontrolling interest	(27,091)	(6,970)	***

Net income (loss) attributable to Gannett Co., Inc.	$355,270	$(6,647,565)	***

Earnings (loss) per share — basic	$1.52	$(29.11)	***

Earnings (loss) per share — diluted	$1.51	$(29.11)	***

Dividends per share	$0.16	$1.60	(90.0)

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 were fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 were fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008, a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll , Planet Discover, Schedule Star and Ripple6 (from the date of acquisition in period 11, 2008). Prior period revenues for PointRoll, Planet Discover and Schedule Star have been reclassified from “All other” to “Digital”.
Results for both periods include special items (non-cash facility consolidation/asset impairment charges, workforce restructuring costs and certain gains) that are detailed more fully in the Non-GAAP Financial Information section. The tables below present comparisons of key elements of the Condensed Consolidated Statements of Income (Loss) excluding these items.

Operating income (loss) as reported (GAAP basis)	$725,183	$(6,761,655)	***
Special items	121,837	8,049,267	(98.5)

Adjusted operating income (Non-GAAP basis)	$847,020	$1,287,612	(34.2)

Income (loss) before income taxes as reported (GAAP basis)	$576,161	$(7,298,995)	***
Special items	116,428	8,405,329	(98.6)

Adjusted income before income taxes (Non-GAAP basis)	$692,589	$1,106,334	(37.4)

Net income (loss) attributable to Gannett Co., Inc. as reported (GAAP basis)	$355,270	$(6,647,565)	***
Special items	86,375	7,427,401	(98.8)

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$441,645	$779,836	(43.4)

Diluted earnings (loss) per share as reported (GAAP basis)	$1.51	$(29.11)	***
Special items	0.36	32.52	(98.9)

Adjusted diluted earnings per share (Non-GAAP basis)	$1.87	$3.41	(45.2)

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	December 27, 2009	December 28, 2008	(Dec)

Net Operating Revenues:
Publishing	$1,144,463	$1,352,814	(15.4)
Digital	157,705	169,883	(7.2)
Broadcasting	183,171	212,785	(13.9)

Total	$1,485,339	$1,735,482	(14.4)

Operating Income (Loss) (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$194,513	$(5,288,211)	***
Digital	1,443	9,150	(84.2)
Broadcasting	78,696	85,358	(7.8)
Corporate	(15,381)	(21,218)	(27.5)

Total	$259,271	$(5,214,921)	***

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$58,402	$5,498,075	(98.9)
Digital	32,955	25,074	31.4
Broadcasting	8,895	15,352	(42.1)
Corporate	3,612	4,010	(9.9)

Total	$103,864	$5,542,511	(98.1)

Operating Cash Flow:
Publishing	$252,915	$209,864	20.5
Digital	34,398	34,224	0.5
Broadcasting	87,591	100,710	(13.0)
Corporate	(11,769)	(17,208)	(31.6)

Total	$363,135	$327,590	10.9

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income.
The Non-GAAP Financial Information section which follows provides details of those special items affecting fourth quarter results and presents comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items. The table below reflects the impact of those items in the aggregate on the company’s business segment results.
Segment Operating Income (Loss) reflects the unfavorable impact of Special Items (non cash facility consolidation/asset impairment charges and workforce restructuring costs) as follows:

Publishing	$24,580	$5,495,930	(99.6)
Digital	24,546	16,946	44.8
Broadcasting	500	12,650	(96.0)
Corporate	—	4,985	***

Total	$49,626	$5,530,511	(99.1)

Segment Operating Cash Flow reflects the unfavorable impact of Special Items (workforce restructuring costs) as follows:

Publishing	$3,361	$43,164	(92.2)
Digital	—	1,969	***
Broadcasting	—	5,849	***
Corporate	—	4,985	***

Total	$3,361	$55,967	(94.0)

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

	Fifty-two weeks ended	Fifty-two weeks ended	% Inc
	December 27, 2009	December 28, 2008	(Dec)

Net Operating Revenues:
Publishing	$4,395,734	$5,713,739	(23.1)
Digital	586,174	281,378	***
Broadcasting	631,085	772,533	(18.3)

Total	$5,612,993	$6,767,650	(17.1)

Operating Income (Loss) (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$522,593	$(7,025,681)	***
Digital	43,295	18,934	***
Broadcasting	216,101	306,354	(29.5)
Corporate	(56,806)	(61,262)	(7.3)

Total	$725,183	$(6,761,655)	***

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$257,907	$8,147,018	(96.8)
Digital	59,489	31,950	86.2
Broadcasting	42,640	42,520	0.3
Corporate	15,677	17,128	(8.5)

Total	$375,713	$8,238,616	(95.4)

Operating Cash Flow:
Publishing	$780,500	$1,121,337	(30.4)
Digital	102,784	50,884	***
Broadcasting	258,741	348,874	(25.8)
Corporate	(41,129)	(44,134)	(6.8)

Total	$1,100,896	$1,476,961	(25.5)

In period 9, 2008, the company increased its ownership in CareerBuilder to 50.8% from 40.8%, and therefore the results of CareerBuilder beginning with period 9 were fully consolidated. In period 7, 2008, the company increased its ownership in ShopLocal to 100% from 42.5%, and therefore the results of ShopLocal beginning with period 7 were fully consolidated. Prior to these acquisitions, the equity share of CareerBuilder and ShopLocal results were reported as equity earnings. Beginning with the third quarter of 2008 a new “Digital” business segment was reported, which includes CareerBuilder and ShopLocal from the date of full consolidation as well as PointRoll, Planet Discover, Schedule Star and Ripple6 (from date of acquisition in period 11, 2008). Prior period results for PointRoll, Planet Discover and Schedule Star have been reclassified from the “Publishing” segment to the “Digital” segment.
Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income (Loss).
The Non-GAAP Financial Information section which follows provides details of those special items affecting year-to-date results and presents comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items. The table below reflects the impact of those items in the aggregate on the company’s business segment results.
Segment Operating Income (Loss) reflects the unfavorable impact of Special Items (non cash facility consolidation/asset impairment charges, workforce restructuring costs and pension gains) as follows:

Publishing	$87,282	$8,016,914	(98.9)
Digital	24,546	16,946	44.8
Broadcasting	10,009	12,538	(20.2)
Corporate	—	2,869	***

Total	$121,837	$8,049,267	(98.5)

Segment Operating Cash Flow reflects the unfavorable (favorable) impact of Special Items (workforce restructuring costs and pension gains) as follows:
Publishing	$(12,304)	$65,128	***
Digital	—	1,969	***
Broadcasting	1,237	4,078	(69.7)
Corporate	—	1,674	***

Total	$(11,067)	$72,849	***

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
“Operating cash flow”, a non-GAAP measure, is defined as operating income plus depreciation, amortization, and facility consolidation and asset impairment charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended December 27, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total
Operating cash flow	$252,915	$34,398	$87,591	$(11,769)	$363,135
Less:
Depreciation	(33,580)	(4,018)	(8,181)	(3,612)	(49,391)
Amortization	(3,603)	(4,391)	(214)	—	(8,208)
Facility consolidation and asset impairment charges	(21,219)	(24,546)	(500)	—	(46,265)

Operating income	$194,513	$1,443	$78,696	$(15,381)	$259,271

Thirteen weeks ended December 28, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total
Operating cash flow	$209,864	$34,224	$100,710	$(17,208)	$327,590
Less:
Depreciation	(41,039)	(5,359)	(8,186)	(4,010)	(58,594)
Amortization	(4,270)	(4,738)	(365)	—	(9,373)
Facility consolidation and asset impairment charges	(5,452,766)	(14,977)	(6,801)	—	(5,474,544)

Operating income (loss)	$(5,288,211)	$9,150	$85,358	$(21,218)	$(5,214,921)

Fifty-two weeks ended December 27, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total
Operating cash flow	$780,500	$102,784	$258,741	$(41,129)	$1,100,896
Less:
Depreciation	(143,960)	(17,178)	(33,011)	(15,677)	(209,826)
Amortization	(14,361)	(17,765)	(857)	—	(32,983)
Facility consolidation and asset impairment charges	(99,586)	(24,546)	(8,772)	—	(132,904)

Operating income	$522,593	$43,295	$216,101	$(56,806)	$725,183

Fifty-two weeks ended December 28, 2008

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total
Operating cash flow	$1,121,337	$50,884	$348,874	$(44,134)	$1,476,961
Less:
Depreciation	(174,904)	(7,551)	(32,599)	(15,933)	(230,987)
Amortization	(20,328)	(9,422)	(1,461)	—	(31,211)
Facility consolidation and asset impairment charges	(7,951,786)	(14,977)	(8,460)	(1,195)	(7,976,418)

Operating income (loss)	$(7,025,681)	$18,934	$306,354	$(61,262)	$(6,761,655)

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding operating income, non-operating expense, income before taxes, net income attributable to Gannett Co., Inc., and diluted earnings per share (“EPS”) excluding certain special items. Management believes operating income, non-operating expense, income before taxes, net income, and EPS excluding these items better reflect the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Operating income, non-operating expense, income before taxes, net income attributable to Gannett Co., Inc., and EPS excluding these items should not be considered a substitute for these computations calculated in accordance with GAAP.
The tables below reconcile these measures prepared in accordance with GAAP to these measures excluding special items:

	Thirteen weeks	Thirteen weeks
	ended Dec. 27,	ended Dec. 28,
	2009	2008
Operating income (loss) as reported (GAAP basis)	$259,271	$(5,214,921)
Workforce restructuring and related expenses	3,361	55,967
Facility consolidation and asset impairment charges	46,265	5,474,544

Adjusted operating income (Non-GAAP basis)	$308,897	$315,590

Non-operating (expense) income as reported (GAAP basis)	$(40,459)	$(166,537)
Impairment of newspaper publishing partnerships and other equity method investments	3,864	120,949

Adjusted non-operating (expense) income (Non-GAAP basis)	$(36,595)	$(45,588)

Income (loss) before income taxes as reported (GAAP basis)	$218,812	$(5,381,458)
Workforce restructuring and related expenses	3,361	55,967
Facility consolidation and asset impairment charges	46,265	5,474,544
Impairment of newspaper publishing partnerships and other equity method investments	3,864	120,949

Adjusted income before income taxes (Non-GAAP basis)	$272,302	$270,002

Net income (loss) attributable to Gannett Co., Inc. as reported (GAAP basis)	$133,602	$(4,706,644)
Workforce restructuring and related expenses	2,161	36,116
Facility consolidation and asset impairment charges	34,065	4,778,644
Impairment of newspaper publishing partnerships and other equity method investments	2,264	85,972

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$172,092	$194,088

Diluted earnings per share:
Earnings (loss) per share (GAAP basis)	$0.56	$(20.65)
Workforce restructuring and related expenses	0.01	0.16
Facility consolidation and asset impairment charges	0.14	20.97
Impairment of newspaper publishing partnerships and other equity method investments	0.01	0.38

Adjusted earnings per share (Non-GAAP basis)	$0.72	$0.85 (a)

(a)	Total per diluted share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding operating income, non-operating expense, income before taxes, net income, and diluted earnings per share (“EPS”) excluding certain special items. Management believes operating income, non-operating expense, income before taxes, net income attributable to Gannett Co., Inc., and EPS excluding these items better reflect the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Operating income, non-operating expense, income before taxes, net income attributable to Gannett Co., Inc., and EPS excluding these items should not be considered a substitute for these computations calculated in accordance with GAAP.
The tables below reconcile these measures prepared in accordance with GAAP to these measures excluding special items:

	Fifty-two weeks	Fifty-two weeks
	ended Dec. 27,	ended Dec. 28,
	2009	2008
Operating income (loss) as reported (GAAP basis)	$725,183	$(6,761,655)
Workforce restructuring and related expenses	28,768	119,349
Facility consolidation and asset impairment charges	132,904	7,976,418
Pension gain	(39,835)	(46,500)

Adjusted operating income (Non-GAAP basis)	$847,020	$1,287,612

Non-operating (expense) income as reported (GAAP basis)	$(149,022)	$(537,340)
Impairment of newspaper publishing partnerships and other equity method investments	9,302	381,592
Debt exchange gain	(42,746)	—
Impairment of publishing assets sold	28,035	—
Tysons land sale gain	—	(25,530)

Adjusted non-operating (expense) income (Non-GAAP basis)	$(154,431)	$(181,278)

Income (loss) before income taxes as reported (GAAP basis)	$576,161	$(7,298,995)
Workforce restructuring and related expenses	28,768	119,349
Facility consolidation and asset impairment charges	132,904	7,976,418
Impairment of newspaper publishing partnerships and other equity method investments	9,302	381,592
Debt exchange gain	(42,746)	—
Pension gain	(39,835)	(46,500)
Impairment of publishing assets sold	28,035	—
Tysons land sale gain	—	(25,530)

Adjusted income before income taxes (Non-GAAP basis)	$692,589	$1,106,334

Net income (loss) attributable to Gannett Co., Inc. as reported (GAAP basis)	$355,270	$(6,647,565)
Workforce restructuring and related expenses	18,176	77,298
Facility consolidation and asset impairment charges	88,115	7,146,500
Impairment of newspaper publishing partnerships and other equity method investments	6,739	248,372
Debt exchange gain	(26,075)	—
Pension gain	(24,735)	(28,940)
Impairment of publishing assets sold	24,155	—
Tysons land sale gain	—	(15,829)

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$441,645	$779,836

Diluted earnings per share:
Earnings (loss) per share (GAAP basis)	$1.51	$(29.11)
Workforce restructuring and related expenses	0.08	0.34
Facility consolidation and asset impairment charges	0.37	31.30
Impairment of newspaper publishing partnerships and other equity method investments	0.03	1.09
Debt exchange gain	(0.11)	—
Pension gain	(0.10)	(0.13)
Impairment of publishing assets sold	0.10	—
Tysons land sale gain	—	(0.07)

Adjusted earnings per share (Non-GAAP basis)	$1.87 (a)	$3.41 (a)

(a)	Total per diluted share amount does not sum due to rounding.